EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. §1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of T Bancshares, Inc. (the “Company”) for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Patrick G. Adams, as Chief Executive Officer, Principal Executive Officer and Acting Co-Principal Financial Officer of the Company, and Ken Bramlage, as Vice President, Controller and Acting Co-Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2010	By:	/s/ Patrick G. Adams
Patrick G. Adams
Chief Executive Officer
Principal Executive Officer Acting Co-Principal Financial Officer

Date: April 15, 2010	By:	/s/ Ken Bramlage
Ken Bramlage
Vice President and Controller
Acting Co-Principal Financial Officer

Created by 10KWizard     www.10KWizard.comSource: T Bancshares, Inc., 10-K, March 31, 2009